United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 9, 2009

ACCEPTANCE INSURANCE COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7461
(State of Formation)	(Commission File Number)

31-0742926

(IRS Employer Identification Number)

300 West Broadway Council Bluffs, Iowa	51503
(Address of principal executive offices)	(Zip Code)

(712) 329-3600

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 8.01.	Other Events

On February 9, 2009 Granite Reinsurance Company, Ltd. (“Granite Re’) filed with the United States Bankruptcy Court for the District of Nebraska (the “Bankruptcy Court”) a Plan of Reorganization for Acceptance Insurance Companies Inc. (“AICI”) and a Disclosure Statement for AICI in AICI’s Chapter 11 bankruptcy proceeding. The Plan of Reorganization and Disclosure Statement are subject to the approval of the Bankruptcy Court. If approved by the Bankruptcy Court, the Disclosure Statement would be distributed to holders of certain claims and interests for a vote on Granite Re’s proposed Plan of Reorganization. According to Granite Re’s Disclosure Statement each class that is impaired under such plan must vote to accept the plan unless “cram down” provisions of the United States Bankruptcy Code are employed. After such vote, the Bankruptcy Court would hold a confirmation hearing to determine whether the requisite vote has been obtained, hear and determine objections and whether to confirm the plan, among other things. AICI believes that Granite Re’s proposed plan is untenable, believes that the Creditor’s Committee in AICI’s bankruptcy proceeding will not approve the proposed plan and intends to object to the proposed plan. There can be no assurance, however, as to any matters related to this filing by Granite Re.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEPTANCE INSURANCE COMPANIES INC.

By	/s/ John E. Martin
John E. Martin, President and Chief Executive Officer

February 16, 2009

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